UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 43rd Floor, New York, New York 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 8, 2021, Apollo Global Management, Inc., a Delaware corporation (“AGM”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Athene Holding Ltd., a Bermuda exempted company (“AHL”), Tango Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of AGM (“HoldCo”), Blue Merger Sub, Ltd., a Bermuda exempted company and a direct wholly owned subsidiary of HoldCo (“AHL Merger Sub”), and Green Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“AGM Merger Sub” and, together with AHL Merger Sub, the “Merger Subs”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, AGM and AHL will effect an all-stock merger transaction to combine their respective businesses through: (a) the merger of AHL Merger Sub with and into AHL (the “AHL Merger”), with AHL as the surviving entity in the AHL Merger and a direct wholly owned subsidiary of HoldCo (the “AHL Surviving Entity”), and (b) the merger of AGM Merger Sub with and into AGM (the “AGM Merger” and, together with the AHL Merger, the “Mergers”) with AGM as the surviving entity in the AGM Merger and a direct wholly owned subsidiary of HoldCo (the “AGM Surviving Entity”). The Mergers are intended to become effective concurrently and, upon the consummation of the Mergers, AGM and AHL will be direct wholly owned subsidiaries of HoldCo, which will be renamed “Apollo Global Management, Inc.” following the closing of the transactions contemplated by the Merger Agreement.

Upon the terms and subject to the conditions of the Merger Agreement, which has been approved by the boards of directors of both companies, as well as the conflicts committee of AGM’s board and a special committee of certain disinterested members of the board of directors of AHL, at the effective time of the AHL Merger, each issued and outstanding share of AHL Class A common stock, par value $0.001 per share (“AHL Shares”) (other than AHL Shares held by AHL as treasury shares (including HoldCo, the Merger Subs and the respective controlled funds of AGM or any direct or indirect wholly owned subsidiary of AGM)), will be converted automatically into the right to receive 1.149 (the “Exchange Ratio”) duly authorized, validly issued, fully paid and nonassessable shares of Class A common stock, par value $0.00001 per share, of HoldCo (such shares, “HoldCo Shares”) and any cash paid in lieu of fractional HoldCo Shares. No fractional HoldCo Shares will be issued in connection with the AHL Merger, and AHL’s shareholders will receive cash in lieu of any fractional HoldCo Shares.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the AGM Merger, each issued and outstanding share of AGM Class A common stock, par value $0.00001 per share (“AGM Shares”) (other than AGM Shares (a) held by AGM as treasury shares or (b) by AGM Merger Sub or any direct or indirect wholly owned subsidiary of AGM) will be converted automatically into one (1) HoldCo Share. Upon closing of the transactions contemplated by the Merger Agreement, current AGM stockholders will own approximately 76% of HoldCo on a fully diluted basis, and AHL shareholders will own approximately 24%.

At the effective time of the AGM Merger, each of the issued and outstanding series of preferred shares of AGM will remain issued and outstanding as preferred shares of the AGM Surviving Entity, and at the effective time of the AHL Merger, each of the issued and outstanding preferred shares of AHL will remain issued and outstanding as preferred shares of the AHL Surviving Entity, in each case as described further in the Merger Agreement.

At the effective time of the AHL Merger, each of the issued and outstanding warrants of AHL that is outstanding immediately prior to the effective time of the AHL Merger will, automatically and without any action on the part of the holder of an AHL warrant, remain outstanding in accordance with its terms, or, alternatively, be exchanged for such consideration from HoldCo in connection with the transactions contemplated by the Merger Agreement as may be agreed in writing by AGM and AHL prior to the effective time of the AHL Merger.

At the effective time of the AHL Merger, each outstanding option to purchase AHL Shares, award of restricted AHL Shares and award of AHL restricted share units will be converted into a similar award (with the same terms and conditions) with respect to HoldCo Shares based on the Exchange Ratio, in each case, as described further in the Merger Agreement; except that outstanding awards of restricted AHL Shares and AHL restricted share units, in each case, that are subject to performance-based vesting conditions, will convert into time-based awards with respect to HoldCo Shares based on the applicable target-level of performance and will vest at the end of the applicable performance period.

At the effective time of the AGM Merger, each outstanding option to purchase AGM Shares, award of restricted AGM Shares and award of AGM restricted share units will be converted into a similar award (with the same terms and conditions, including any performance conditions) with respect to HoldCo Shares, in each case, as described further in the Merger Agreement.

Facility Option

The Merger Agreement permits AGM to exercise its option to increase its common share holding in AHL pursuant to the Shareholders Agreement, dated as of February 28, 2020, by and among AHL and the parties thereto, as may be amended.

Board of Directors of HoldCo

The Merger Agreement provides that the board of directors of HoldCo immediately following the effective time of the AHL Merger will consist of (i) four (4) directors selected by the disinterested members of the board of directors of AHL and reasonably acceptable to AGM, of which three (3) must qualify as an “independent director” under the listing standards of the New York Stock Exchange and the applicable rules of the SEC, (ii) the directors of AGM in office immediately prior to the effective time of the AHL Merger, and (c) no more than eighteen (18) directors in the aggregate.

Conditions and Regulatory Efforts

Consummation of the Mergers is subject to certain conditions, including approval of the AHL Merger by AHL shareholders and approval of the AGM Merger by AGM stockholders. Further conditions include the receipt of required regulatory approvals, the absence of any injunction or order restraining the Mergers, the declaration of effectiveness of the registration statement on Form S-4 pursuant to which HoldCo Shares issued in the AGM Merger and the AHL Merger will be registered under the Securities Act, and the completion in all respects of the contemplated restructuring of AGM in respect of potential governance changes and related transactions concurrently with the consummation of the Mergers. AGM and AHL make customary covenants to use their respective reasonable best efforts (subject to certain qualifications) to take all actions necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable, including using their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties from both AGM and AHL, and also contains customary covenants, including covenants, subject to certain exceptions, to conduct their respective operations in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Mergers and not to engage in certain types of transactions during this period.

No Solicitation; Change of Recommendation

The Merger Agreement contains a “no shop” provision that restricts AHL’s ability to solicit third-party acquisition proposals or provide information to or engage in discussions or negotiations with third parties that have made or might make an acquisition proposal for AHL. The no shop provision is subject to a provision that allows AHL, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to an unsolicited written third-party acquisition proposal where the board of directors of AHL determines that such proposal is reasonably expected to result in a Superior Proposal (as defined in the Merger Agreement) and that failure to do so would be inconsistent with the directors’ fiduciary duties under Bermuda law.

Under certain limited circumstances and in compliance with certain obligations, AHL may change its recommendation with respect to the AHL Merger and the Merger Agreement where the board of directors of AHL determines that failure to do so would be inconsistent with the directors’ fiduciary duties under Bermuda law.

Under certain limited circumstances and in compliance with certain obligations, AGM may change its recommendation with respect to the AGM Merger and the Merger Agreement where the board of directors of AGM determines that failure to do so would be inconsistent with the directors’ fiduciary duties under Delaware law.

Termination

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement in the event (i) the board of directors of AGM withdraws, suspends, withholds or, in any manner adverse to AHL, amends its recommendation of approval of the AGM Merger and the Merger Agreement by AGM stockholders and (ii) AGM stockholder approval of the AGM Merger and the Merger Agreement is not obtained at the AGM stockholder meeting at which the AGM Merger and the Merger Agreement is submitted for approval, then AGM will be obligated to pay AHL a cash termination fee of $81,900,000.

Voting Matters

The Merger Agreement provides that AGM will vote (or cause to be voted) any AHL Shares beneficially owned by it or any of its subsidiaries in favor of the approval of the Merger Agreement, the Statutory Merger Agreement (as defined in the Merger Agreement) and the AHL Merger at any meeting of AHL shareholders at which the Merger Agreement, the Statutory Merger Agreement and the AHL Merger will be submitted for approval.

The Merger Agreement provides that AHL will vote (or cause to be voted) any AGM Shares it or any of its subsidiaries owns or has the power to vote or cause to be voted in favor of the AGM Merger at any meeting of AGM stockholders at which the AGM Merger will be submitted for approval. However, AHL’s obligation (i) will be subject to and only given effect to the extent such obligations would be consistent with the fiduciary duties of the board of directors of AHL under Bermuda law and (ii) will terminate in full in the event the board of directors of AHL withdraws, suspends, withholds or, in any manner adverse to AGM, amends its recommendation of approval of the Merger Agreement, the Statutory Merger Agreement and the AHL Merger by AHL shareholders.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about AGM, AHL or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of AGM, AHL or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01	Other Events

Voting Agreement

On March 8, 2021, AHL entered into a voting agreement with Leon Black, Joshua Harris and Marc Rowan (collectively, the “AGM Founders”, and such agreement, the “Voting Agreement”), who hold (i) approximately 6% of the issued and outstanding AGM Shares and (ii) through BRH Holdings GP, Ltd., the one (1) issued and outstanding share of Class B common stock of AGM, par value $0.00001 per share (the “AGM Class B Common Stock”, together with the AGM Shares held by the AGM Founders, the “Subject Shares”). The Voting Agreement, among other things, requires that the AGM Founders vote (or cause to be voted) substantially all of the Subject Shares and any Tiger AGM Shares (as defined below) in favor of adopting the Merger Agreement and the AGM Merger and against certain other transactions. As of March 8, 2021, Subject Shares and Tiger AGM Shares that are, in each case, subject to the Voting Agreement constitute approximately 58% of the aggregate voting power of AGM’s Class A common stock and Class B common stock. If the AGM Board makes an adverse recommendation to the AGM shareholders in connection with the transactions contemplated by the Merger Agreement, the Voting Agreement provides that the number of Subject Shares and Tiger AGM Shares that the AGM Founders are required to vote (or cause to be voted) shall not exceed 35% of the aggregate voting power of AGM’s Class A common stock and Class B common stock. The Voting Agreement will terminate upon the earlier of the termination of the Merger Agreement and certain other specified events.

As used above, Tiger AGM Shares refers to the AGM Shares owned by advisory clients of Tiger Global Management, LLC and/or its related persons’ proprietary accounts (“Tiger”) that are subject to an irrevocable proxy pursuant to which AGM Management, LLC, AGM’s Class C Stockholder (the “Class C Stockholder”), has the right to vote all of such AGM Shares at any meeting of AGM stockholders and in connection with any written consent by AGM stockholders as determined in the sole discretion of the Class C Stockholder.

Communications

On March 8, 2021, AGM and AHL issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 8, 2021, AGM and AHL held a joint conference call with analysts and investors regarding the transactions contemplated by the Merger Agreement. A copy of the materials that was presented during such conference call is posted on the Stockholders section of AGM’s website at https://www.apollo.com/stockholders and is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. A transcript of the call is furnished as Exhibit 99.8 to this Current Report on Form 8-K.

On March 8, 2021, AGM issued a letter to its limited partners announcing the execution of the Merger Agreement. A copy of the letter is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 8, 2021, AGM distributed an e-mail to its employees announcing the execution of the Merger Agreement. A copy of the e-mail is furnished as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 8, 2021, AGM disseminated a Tweet announcing the execution of the Merger Agreement. A copy of the Tweet is furnished as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 8, 2021, AGM posted a message on LinkedIn announcing the execution of the Merger Agreement. A copy of the message is furnished as Exhibit 99.6 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 8, 2021, Joshua Harris posted a message on LinkedIn announcing the execution of the Merger Agreement. A copy of the message is furnished as Exhibit 99.7 to this Current Report on Form 8-K and is incorporated herein by reference.

*        *        *

The information in this Current Report on Form 8-K, including Exhibits 99.1 through 99.8, contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to AGM’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to AGM’s dependence on certain key personnel, AGM’s ability to raise new private equity, credit or real assets funds, the impact of COVID-19, the impact of energy market dislocation, market conditions, generally, AGM’s ability to manage its growth, fund performance, changes in AGM’s regulatory environment and tax status, the variability of AGM’s revenues, net income and cash flow, AGM’s use of leverage to finance its businesses and investments by

AGM funds, litigation risks and potential governance changes and related transactions which are subject to regulatory, corporate and shareholder approvals, among others. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. While AGM is unable to accurately predict the full impact that COVID-19 will have on AGM’s results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures, AGM’s compliance with these measures has impacted AGM’s day-to-day operations and could disrupt AGM’s business and operations, as well as that of the AGM funds and their portfolio companies, for an indefinite period of time. AGM believes these factors include but are not limited to those described under the section entitled “Risk Factors” in AGM’s annual report on Form 10-K filed with the SEC on February 19, 2021, as such factors may be updated from time to time in AGM’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in other filings.

The proposed transaction contemplated by the Merger Agreement is subject to risks, uncertainties and assumptions, which include, but are not limited to: (i) that AGM may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant or place material restrictions on its approval for the consummation of the proposed transaction; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the inability to complete the proposed transaction due to the failure to obtain AGM stockholder approval and AHL shareholder approval for the proposed transaction; (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (v) risks related to disruption of management’s attention from AGM’s ongoing business operations due to the proposed transaction; (vi) the effect of the announcement of the proposed transaction on AGM’s relationships with its clients, operating results and business generally; (vii) the outcome of any legal proceedings to the extent initiated against AGM or others following the announcement of the proposed transaction, as well as AGM’s management’s response to any of the aforementioned factors; and (viii) industry conditions.

AGM undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This Current Report on Form 8-K does not constitute an offer of any AGM fund.

*        *        *

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 8, 2021, by and among Apollo Global Management, Inc., Athene Holding Ltd., Tango Holdings, Inc., Blue Merger Sub, Ltd., and Green Merger Sub, Inc.*

99.1	Joint Press Release, dated March 8, 2021

99.2	Investor Presentation, dated March 8, 2021

99.3	Letter to AGM Limited Partners, dated March 8, 2021

99.4	E-mail to Apollo Employees, dated March 8, 2021

99.5	Tweet, dated March 8, 2021

99.6	LinkedIn message, dated March 8, 2021

99.7	LinkedIn message, dated March 8, 2021

99.8	Call transcript, dated March 8, 2021

*

Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Additional Information Regarding the Transaction and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction involving HoldCo, AGM and AHL. The proposed transaction will be submitted to the stockholders of AGM and the shareholders of AHL for their respective consideration. In connection therewith, the parties intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive joint proxy statement/prospectus, which will be mailed to the stockholders of AGM and the shareholders of AHL. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, AS APPLICABLE, INVESTORS AND SECURITY HOLDERS OF AGM AND AHL ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about AGM and AHL, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.

Copies of the documents filed with the SEC by AGM will be available free of charge under the “Stockholders” section of AGM’s website located at http://www.apollo.com or by contacting AGM’s Investor Relations Department at (212) 822-0528 or APOInvestorRelations@apollo.com.

Copies of the documents filed with the SEC by AHL will be available free of charge under the “Investors” section of AHL’s website located at http://www.athene.com or by contacting AHL’s Investor Relations Department at (441) 279-8531 or ir@athene.com.

Participants in the Solicitation

AGM, AHL, HoldCo and their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.

Information about the directors and executive officers of AGM and HoldCo is set forth in AGM’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 20, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Information about the directors and executive officers of AHL is set forth in AHL’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on April 21, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations of the stockholders of AGM and the shareholders of AHL, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: March 8, 2021	By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Chief Legal Officer